UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2021
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to the terms of the Credit Agreement dated August 23, 2019 (the “Diamond Credit Agreement”) among Diamond Sports Intermediate Holdings LLC (“Holdings”), Diamond Sports Group LLC (“Borrower” or “Issuer”), JPMorgan Chase Bank, N.A., as administrative agent, and the issuing banks and lenders party thereto (collectively, the “Lenders”), the terms of the indentures for the 5.375% Senior Secured Notes due 2026 and the 6.625% Senior Notes due 2027 each dated as of August 2, 2019 and for the 12.750% Senior Secured Notes due 2026 dated as June 10, 2020 (collectively, the “Diamond Indentures”), entered into among the Issuer, Diamond Sports Finance Company, as co-issuer, Holdings, the other parties thereto as guarantors, and U.S. Bank National Association, as trustee, the Borrower has agreed to provide certain financial information regarding Holdings and its consolidated subsidiaries to the Lenders and holders of notes issued under the Diamond Indentures.

Sinclair Broadcast Group, Inc. (“Sinclair” or the "Company"), as the indirect parent of Holdings, has elected to make this supplemental financial information generally available to the public in this Current Report on 8-K.

This supplemental financial information should be read in conjunction with (i) Sinclair’s annual earnings release for the year ended December 31, 2020, which is furnished with the Securities and Exchange Commission (“SEC”) as part of a Current Report on Form 8-K dated February 24, 2021, (ii) Sinclair’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021; and (iii) Sinclair’s Current Report on Form 8-K/A filed with the SEC on November 8, 2019, which includes the audited combined financial statements of Fox Sports Net, LLC and related businesses (“Fox RSNs”) for the fiscal years ended June 30, 2019, 2018, and 2017. The Fox RSNs were purchased by the Borrower on August 23, 2019.

The matters discussed in the supplemental financial discussion include forward-looking statements regarding, among other things, future events and actions. When used in the supplemental financial discussion, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to: the potential impacts of the novel coronavirus (“COVID-19”) pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, the need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; our ability to generate cash to service our substantial indebtedness, successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and Distributor agreements; the successful execution of media rights agreements with professional sports teams; the impact of OTT and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering "skinny" programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against the Company; the impact of FCC and other regulatory proceedings against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-K, as filed with the SEC. There can be no assurances that the assumptions and other factors referred to in the supplemental financial discussion will occur. Sinclair undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

The supplemental financial disclosures are not intended to serve as a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in compliance with Item 303 of Regulation S-K.

The information in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K is being filed primarily for the purpose of providing the aforementioned supplemental financial information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	The audited Consolidated Financial Statements of Diamond Sports Intermediate Holdings LLC for the year ended December 31, 2020 and the period April 29, 2019 to December 31, 2019.

99.2	The unaudited Supplemental Financial Discussion of Diamond Sports Intermediate Holdings LLC for the years ended December 31, 2020, 2019, and 2018.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SINCLAIR BROADCAST GROUP, INC.

                            By: /s/ David R. Bochenek

                            Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: March 15, 2021